EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 4, 1996, with respect to the financial statements of Affiliated Metals Company included in Amendment No. 1 to Registration Statement Form S-4 (No. 333-49823) and related Propectus of Metals USA, Inc. for the registration of $200 million of Metals USA, Inc.'s 8 5/8% Senior Subordinated Notes due 2008.

                                                         Ernst & Young LLP

St. Louis, Missouri
July 2, 1998